UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2015

LAS VEGAS RAILWAY EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	00-54648 (Commission File Number)	56-646797 (IRS Employer Identification No.)

9480 South Eastern Ave., Suite 205
Las Vegas, NV 89123
       (Address of principal executive offices)

6650 Via Austi Parkway, Suite 140
Las Vegas, NV  89119
 (Previous Address of principal executive offices)

(702) 583-6715
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 17, 2015, Las Vegas Railway Express, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) for the purpose of (i) changing the name of the Company to X Holdings Corporation (the “Name Change”) and (ii) increasing the amount of common stock that the Company is authorized to issue from 500,000,000 to 10,000,000,000 (the “Authorized Share Increase”).

The shareholders voted in favor of the Name Change and the Authorized Share Increase.

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 17, 2015, the Names Change and Authorized Share Increase were approved at the Special Meeting.  As of the close of business on February 9, 2015 (the “Record Date”), 450,696,129 shares of Common Stock were issued and outstanding on the Record Date, with each share of Common Stock entitled to one vote. At the Special Meeting, (i) 379,931,187 votes, or approximately 84.3% of the outstanding votes, were represented in person or by proxy for the vote on the Name Change and (ii) 379,930,931 votes, or approximately 84.3% of the outstanding votes, were represented in person or by proxy for the vote on the Authorized Share Increase.

The results of the voting at the Special Meeting are as follows:

	For	Against	Abstain
Total Votes Name Change	310,957,072	67,571,638	1,402,477
% Voted For Name Change	81.8%	17.8%	0.4%

	For	Against	Abstain
Total Votes Authorized Share Increase	242,382,810	133,235,048	4,313,073
% Voted For Authorized Share Increase	63.8%	35.1%	0.1%

According to the results above, the majority of the stockholders present at the meeting, whether in person or by proxy, voted FOR and thereby authorized the Name Change and voted FOR and thereby authorized the Authorized Share Increase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS RAILWAY EXPRESS, INC.

April 22, 2015	By:	/s/ Michael Barron
Name: Michael Barron
Title: Chief Executive Officer